    As Filed With The Securities and Exchange Commission on December 8, 2000

                        Registration No. 333 - _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 eUNIVERSE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     NEVADA                                      06-1556248
(State or Other Jurisdiction of Incorporation or              (I.R.S. Employer
                 Organization)                               Identification No.)


       6300 WILSHIRE BOULEVARD, SUITE 1700, LOS ANGELES, CALIFORNIA 90048
                                 (323) 658-9089
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM R. WAGNER
                             CHIEF FINANCIAL OFFICER
                                 eUNIVERSE, INC.
                        101 NORTH PLAINS INDUSTRIAL ROAD
                         WALLINGFORD, CONNECTICUT 06492
                                 (203) 265-6412
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                           CHRISTOPHER G. MARTIN, ESQ.
                          MARTIN, LUCAS & CHIOFFI, LLP
                               1177 SUMMER STREET
                           STAMFORD, CONNECTICUT 06905
                                 (203) 324-4200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The securities being registered on this form are to be offered and sold from time to time after the effective date of this registration statement by the selling stockholder.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                                        Proposed               Proposed
                                 Amount                 Maximum                 Maximum               Amount Of
    Title Of Shares               To Be             Aggregate Price            Aggregate            Registration
    To Be Registered           Registered             Per Unit(1)          Offering Price(1)             Fee
----------------------------------------------------------------------------------------------------------------
    Common Stock,                991,667                $2.723                 $2,700,310               $725
   $.001 par value
----------------------------------------------------------------------------------------------------------------

(1) Fee calculated pursuant to Rule 457(c) of the Securities Act, as amended, based on the average of the bid and asked prices per share of eUniverse's common stock, $.001 par value ("Common Stock") as reported on the Nasdaq Small Cap
Market on December 5, 2000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to such section
8(a), may determine.


                                       2







PROSPECTUS
DECEMBER 8, 2000


                                 991,667 SHARES

                                 eUNIVERSE, INC.

                                  COMMON STOCK
                                ($.001 PAR VALUE)
                            -------------------------

         This prospectus relates to the offer and sale by Charles Beilman of 991,667 shares of eUniverse common stock, $.001 par value (the "Common Stock").

         eUniverse, Inc. is a Nevada corporation with its principal executive offices at 6300 Wilshire Boulevard, Suite 1700, Los Angeles, California 90048.

         The Common Stock is listed on the NASDAQ Small Cap Market under the symbol "EUNI." On December 5, 2000, the last reported sale price of the Common
Stock on the NASDAQ Small Cap Market was $2.375 per share.

         The selling stockholder may sell these shares from time to time through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at negotiated prices and in certain other ways, as described under "Plan of Distribution" on page 16. We will receive 60% of the proceeds from the sale of shares of Common Stock by Charles Beilman up to $100,000.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 8, 2000.


                                       3







                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN
INVESTMENT DECISION. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS
COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON
STOCK COULD DECLINE DUE TO ANY OF THE FOLLOWING RISKS, AND YOU MIGHT LOSE ALL OR
PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE ARE IN NEED OF ADDITIONAL FUNDS. eUniverse currently has low balances of cash reserves and working capital surplus to fund its operations, and its ability to meet its obligations in the ordinary course of business is dependent upon its ability to raise additional financing through public or private equity financings, establish profitable operations, enter into collaborative or other arrangements with corporate sources, or secure other sources of financing to fund operations. Since March 31, 2000 eUniverse received short term loans of $4.339 million from new investors. Loans of approximately $1.5 million remain unpaid past their maturity date and are technically in default. eUniverse will incur additional default interest on these loans of approximately $2,500 per month. We are in discussions with the lenders to convert the debt to equity, however there can be no assurances that this will be effected. The lenders on these past-due loans could demand immediate payment and/or commence legal proceedings against eUniverse, which could result in court-ordered judgments and liens against eUniverse. As of November 30, 2000, eUniverse's principal commitments include obligations under leases amounting to approximately $275,000 per annum. Management intends to raise additional working capital through additional equity and/or debt financings in the upcoming year.

OUR PROSPECTS FOR FINANCIAL SUCCESS ARE DIFFICULT TO FORECAST BECAUSE WE HAVE A
LIMITED OPERATING HISTORY. IF WE FAIL TO MEET THE EXPECTATIONS OF OUR INVESTORS
AND OF PUBLIC MARKET ANALYSTS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE.
The eUniverse business commenced in April 1999, and we have a limited operating history upon which an evaluation of eUniverse and its prospects can be based.
Neither eUniverse nor any of its subsidiaries has ever made a profit in any fiscal quarter. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets, such as the Internet market. To address these risks, eUniverse must, among other things, expand its customer base, respond effectively to competitive developments, continue to attract, retain and motivate qualified employees, and continue to upgrade its technologies. If we are not successful in further developing and expanding eUniverse's content and community business, including sales of advertising on its web sites and development of related business opportunities, our ability to achieve profitability may not be realized and our market price may decline.

IF WE ARE UNABLE TO EXPAND OUR WEB PRESENCE INTERNATIONALLY, WE MAY SEE AN
INCREASE IN OPERATING EXPENSES AND NO INCREASE IN REVENUES. eUniverse's websites are accessible throughout the world. If eUniverse is not able to successfully market, sell and distribute its products in international markets due to a variety of legal, contractual and practical considerations and the risks inherent in doing business on a global level, such as unexpected changes in regulatory requirements (such as those that may prohibit access to our web sites), export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, difficulties in


                                       4







protecting intellectual property rights, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates and potentially adverse tax consequences, eUniverse's business, prospects, financial condition and results of operations from successful international operations will not be realized and our gross profits will not increase.

BECAUSE WE MAY NOT SUCCESSFULLY IDENTIFY AND ACQUIRE OTHER SUITABLE EXISTING
INTERNET-BASED BUSINESSES AND WEB SITES, OUR OPERATING EXPENSE COULD INCREASE
WHILE OUR REVENUES COULD DECREASE. eUniverse's growth and future profitability may depend in part upon its ability to identify companies that are suitable acquisition candidates, to acquire those companies upon appropriate terms and to effectively integrate and expand their operations within its own infrastructure.
We may not be able to identify additional candidates that are suitable for acquisition or to consummate desired acquisitions on favorable terms.
Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, adverse short-term effects on eUniverse's operating results and the potential inability to integrate financial and management reporting systems. A significant portion of eUniverse's capital resources could be used for these acquisitions. Accordingly, eUniverse may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to eUniverse, if at all. Moreover, eUniverse may not be able to successfully integrate an acquired business into eUniverse's business or operate an acquired business profitably. If we are not able to integrate and expand the operations of acquired companies without excessive costs, delays or other adverse developments, our revenues could decrease.

IF WE ARE UNABLE TO USE NEW TECHNOLOGIES EFFECTIVELY OR ADAPT OUR WEB SITES,
PROPRIETARY TECHNOLOGY AND TRANSACTION-PROCESSING SYSTEMS TO CUSTOMER
REQUIREMENTS OR EMERGING INDUSTRY STANDARDS, CUSTOMERS MAY NOT VISIT OUR
WEBSITES, WHICH COULD RESULT IN A DECREASE IN OUR REVENUES. To remain competitive, eUniverse must continue to enhance and improve the responsiveness, functionality and features of its web sites and develop new features to meet customer needs. The Internet is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions, and the emergence of new industry standards and practices that could render our existing web network and sites, technology and systems obsolete. Our success will depend, in part, on eUniverse's ability to license leading technologies useful in its business, enhance its existing services, develop new, services and technology that address the needs of its customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

IF WE ARE UNABLE TO PROTECT OUR TRADEMARKS AND PROPRIETARY RIGHTS, OUR
REPUTATION AND BRAND COULD BE IMPAIRED AND WE COULD LOSE CUSTOMERS. We regard eUniverse's trademarks, trade secrets and similar intellectual property as valuable to its business, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with eUniverse's employees, partners and others to protect its proprietary rights. There can be no assurance that the steps taken by eUniverse will be adequate to prevent misappropriation or infringement of its proprietary property. eUniverse currently has three service marks registered with the United States Patent and Trademark Office: Gamer's Alliance, Play4Prizes and Funone.com. While eUniverse is currently applying for registration of a number of its trademarks and service marks, we may not be able to successfully prosecute our applications for these trademarks.


                                       5








WE COULD LOSE ONE OR MORE OF THE KEY MEMBERS OF OUR MANAGEMENT TEAM, WHICH COULD
IMPAIR OUR BUSINESS OPERATIONS. We depend on the continued service of our executive officers and key technical and marketing personnel, including, in particular, Brad D. Greenspan, our Chairman; Brett Brewer and Shawn Goldschein, our Co-Presidents; William R. Wagner, our Chief Financial Officer; and Will
Griffin, our Vice President of Business Development and General Manager.
eUniverse has employment agreements with Messrs. Wagner and Griffin. However, these employment agreements do not assure the services of these employees.
Despite employment agreements with these members of management, eUniverse's employees may voluntarily terminate their employment with eUniverse at any time.
eUniverse's success also depends on its ability to attract and retain additional qualified employees. Competition for qualified personnel is intense and there is a limited number of persons with knowledge of and experience in commercial promotion of interactive entertainment via the Internet. There can be no assurance that eUniverse will be able to attract and retain highly qualified personnel to fill critical managerial and operational positions.

OUR FUTURE OPERATING RESULTS MAY FLUCTUATE. IF WE ARE UNABLE TO MEET THE
EXPECTATIONS OF INVESTORS AND PUBLIC MARKET ANALYSTS, THE MARKET PRICE OF OUR
COMMON STOCK MAY DECREASE. eUniverse expects to experience fluctuations in future quarterly and long-term operating results that may be caused by a variety of factors, many of which are outside eUniverse's control. Factors that may affect eUniverse's quarterly operating results include, without limitation,

 - eUniverse's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction,

 - the announcement or introduction of new or enhanced web sites, services and strategic partnerships by eUniverse and its competitors,

 - the mix of services sold by eUniverse,

 - seasonality of advertising sales,

 - eUniverse promotions and sales programs,

 - the level of use of the Internet and increasing consumer acceptance of the Internet for the purchase of consumer services, such as those offered by eUniverse,

 - eUniverse's ability to upgrade and develop its systems and infrastructure in a timely and effective manner,

 - the amount and timing of operating costs and capital expenditures relating to expansion of eUniverse's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic partnerships, and general economic conditions and economic conditions specific to the Internet and the online market.


                                       6







COMPETITION IN ONLINE BUSINESS IS INTENSE. IF WE ARE UNABLE TO COMPETE
SUCCESSFULLY AGAINST CURRENT AND FUTURE COMPETITORS, OUR REVENUES COULD DECLINE.
The online business market is new, rapidly evolving and intensely competitive, and eUniverse expects that competition will further intensify in the future.
Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. The primary competitive factors in providing entertainment services via the Internet are name recognition, variety of value-added services, ease of use, price, quality of service, availability of customer support and technical expertise. eUniverse's prospects for achieving its business objectives will depend heavily upon its ability to provide high quality, entertaining content, along with user-friendly web site features and value-added Internet services. Other factors that will affect eUniverse's prospects for success include its ability to attract experienced and qualified personnel, particularly in the areas of management, sales and marketing, and web site design. In addition, the competition for advertising revenues, both on Internet web sites and in more traditional media, is intense. If eUniverse fails to attract and retain significant sources of revenue from paid advertisements and sponsorships on its web sites, eUniverse's business, results of operations and financial condition will be materially adversely affected by the decreased revenue.

RISKS RELATED TO THE INTERNET INDUSTRY

OUR FUTURE RESULTS AND GROWTH MAY NOT BE REALIZED IF THE USE OF THE INTERNET
DOES NOT CONTINUE TO INCREASE. Our market, users of the global computer network known as the Internet, is new and rapidly evolving. Our business could suffer if Internet usage does not continue to grow. Internet usage may be inhibited for a number of reasons, including:

 - inadequate network infrastructure;

 - security concerns;

 - inconsistent quality of service;

 - lack of availability of cost-effective and high-speed service; and

 - changes in government regulation of the Internet.

If Internet usage grows, the Internet infrastructure might not be able to support the demands placed on it by this growth or its performance and reliability may decline. In addition, future outages and other interruptions occurring throughout the Internet could lead to decreased use of our network of web sites and would therefore harm our business.

WE COULD BE SUED FOR INFORMATION RETRIEVED FROM THE INTERNET. Due to the fact that material may be downloaded from web sites and may be subsequently distributed to others, there is a potential that claims will be made against eUniverse under legal theories, such as defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of the material. These claims have been brought, and sometimes successfully pressed, against on-line services in the past. In addition, we could be exposed to liability with respect to the material that may be accessible through our products and web sites, including claims asserting that, by providing hypertext


                                       7







links to web sites operated by third parties, we are liable for wrongful actions by those third parties through the web sites. Although eUniverse carries general liability insurance, its insurance may not cover potential claims of this type, or the level of coverage may not be adequate to fully protect eUniverse against all liability that may be imposed. Any costs or imposition of liability or legal defense expenses that are not covered by insurance or in excess of insurance coverage could reduce our working capital and have a material adverse effect on eUniverse's business, results of operations and financial condition. Also, the legal effectiveness of our terms and conditions of use is uncertain. We currently are not aware of any claims that can be expected to have a material adverse impact on our financial condition or our ability to conduct our business.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD INCREASE OUR COSTS AND RISKS
TO DOING BUSINESS ON THE INTERNET. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues, such as user privacy, pricing, taxation and the characteristics and quality of products and services. For example, in the United States, the Communications Decency Act of 1996 prohibits obscene and other unlawful information and content from being transmitted over the Internet. Several other nations have taken actions to restrict the free flow of material deemed to be objectionable on the Internet.
On October 21, 1998, President Clinton signed the Internet Tax Freedom Act placing a three-year moratorium, beginning October 1, 1998 and continuing through October 21, 2001, on Internet access taxes, multiple taxes on electronic commerce, and discriminatory taxes on electronic commerce. On June 22, 2000, a bill to amend the Internet tax Freedom Act and effectively extend the moratorium on certain taxes until December 31, 2005 was introduced and referred to the Senate's Committee on Finance. In addition, local telephone carriers have argued before the Federal Communications Commission that Internet service providers and online service providers should be required to pay fees for access to local telephone networks in a manner similar to long distance telephone carriers.
Although the FCC has informally stated that it has no intention of assessing per-minute charges on Internet traffic or changing the way consumers obtain and pay for access to the Internet, if the efforts of the local telephone carriers are successful, costs for Internet access and usage could increase sharply.
Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel, taxation and personal privacy are applicable to the Internet. Any new laws or regulations relating to access to or use of the Internet could harm our business.

IF WE ARE UNABLE TO PROTECT OUR DOMAIN NAMES, OUR REPUTATION AND BRAND COULD BE
IMPAIRED AND WE COULD LOSE CUSTOMERS. We own the Internet domain names
"euniverse.com", "casesladder.com" and "gagames.com" as well as numerous other domain names in the United States. National and international Internet regulatory bodies generally regulate the registration of domain names. The regulation of domain names in the United States and in other countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not acquire or maintain the "euniverse.com", "casesladder.com", "gagames.com" or comparable domain names in all the countries in which we conduct business, which could harm our business.
Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear and still evolving. Therefore, we might be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.


                                       8








WE MAY BE NOT ABLE TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN THE INTERNET
INDUSTRY, WHICH COULD CAUSE US TO LOSE CUSTOMERS AND REVENUE. Rapid technological developments, evolving industry standards and user demands, and frequent new product introductions and enhancements characterize the market for Internet products and services. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. Our future success will depend on our ability to continually improve our content offerings and services. In addition, the widespread adoption of developing multimedia-enabling technologies could require fundamental and costly changes in our technology and could fundamentally affect the nature, viability and measurability of Internet-based advertising, which could harm our business.

RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE COULD BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES TO
INVESTORS. Our common stock is currently traded on the Nasdaq Small Cap Market.
We cannot predict the extent to which investor interest in eUniverse will develop in the trading market or how liquid any trading market might become.

The stock market has experienced extreme price and volume fluctuations, and the market prices of securities of technology companies, particularly
Internet-related companies, have been highly volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against a company. This litigation could result in substantial costs and a diversion of our management's attention and resources.

OUR STOCK OWNERSHIP WILL BE CONCENTRATED IN A SMALL NUMBER OF PEOPLE WHO COULD
NEGATIVELY AFFECT THE RIGHTS OF OUR OTHER STOCKHOLDERS. As of November 20, 2000, the present directors, executive officers, greater than 5% stockholders and their affiliates beneficially owned approximately 67% of our outstanding common stock. As of November 20, 2000, Brad D. Greenspan beneficially owned approximately 43% of our outstanding common stock. As a result of his beneficial ownership, Mr. Greenspan, acting alone or with others, will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of eUniverse.

SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD CAUSE OUR STOCK PRICE
TO FALL. As of November 20, 2000, approximately 15,855,089 shares of our common stock were restricted shares that may be sold only in the event that the shares are registered, or exempted from registration, under the Securities Act.
Although a large number of our common stock is restricted, these shares may be available for resale in the near future under Rule 144 or under one or more registration statements filed with the SEC, such as this registration statement under which 991,667 shares are available for resale.


                                       9







                                   THE COMPANY

OVERVIEW

         eUniverse, Inc. operates a network of entertainment-related web sites focused on diversionary content and community offerings. Our network of web sites (www.euniverse.com) consists of diversion-oriented content and community properties revolving around three main themes: fun, games and entertainment. We have also developed a propriety email content delivery system (www.flowgo.com) that is among the largest properties of its type on the Internet, reaching over 8 million subscribers per day and delivering over 300 million emails per month.

eUNIVERSE HAS EXTENSIVE REACH ON THE INTERNET

         According to our estimates, the eUniverse network currently reaches over 15 million unique visitors -- or nearly 1 in every 5 Internet users -- on a monthly basis and holds a leadership position in the most lucrative segments of the Internet population.

eUNIVERSE'S TRAFFIC HAS GROWN SUBSTANTIALLY

         eUniverse's traffic on its network of sites has increased from 300,000 unique visitors in April 1999 to 15 million unique visitors for August 2000, representing a 5000% percent growth in the past year and a half. The eUniverse network has been ranked in the top 20 sites in terms of unique visitors per month for several consecutive months to the most recent period.

Some of our sites featuring fun themes include:

www.justsaywow.com
www.send4fun.com
www.debsfunpages.com
www.funstun.com

  o  Feature fun jokes, animated greetings, cartoons and songs
  o  Links to free contests and sweepstakes
  o  Provide family-oriented entertainment for all ages
  o  Generate completely new content for holidays and seasonal occasions
  o  Daily newsletter with site news, jokes and animated greetings

www.madblast.com

  o  Features unique interactive flash animations
  o  250,000 unique visitors per month & 2.5 million page views



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




www.funone.com

With jokes, online greetings, games and animated graphics, funone.com offers entertainment for all ages:

  o  Links to free services, sweepstakes, software & publications
  o  Free weekly jokes e-mailed on Mondays & Fridays
  o  Free email updates with new news and information
  o  1,000,000 unique visitors & 7 million page views per month

Our games sites include:

THE GAMER'S ALLIANCE NETWORK

  o  comprehensive resource for news & reviews of online and computer games

www.casesladder.com

  o One of the largest online multiplayer gamer league and tournament communities
  o One of the largest independent league systems on the Internet, supporting both classic games (Hearts & Spades) and the latest PC games
     (Descent3 & Heavy Gear2)
  o More than 1.1 million registered members & more than 2,500 tournaments each month o 200,000 unique visitors & 17 million page views per month

Our entertainment sites include:

www.pokemonvillage.com
www.justpigs.com

  o  Men's daily guide to fitness, cars, sports, business, women, music, movies
     & current events -- launched in June 2000
  o  Daily contests and newsletters

                          EMAIL CONTENT DELIVERY SYSTEM

         FlowGo, the eUniverse email content delivery system, currently sends out over 300 million emails per month to over 8 million unique subscribers, alerting them to updates on their favorite sites and providing content covering every type of diversion, ranging from Fun Pages to Hollywood gossip. To reach our diverse demographic, FlowGo contains a rich variety of interest newsletters and is


                                       11







aggressively expanding into new areas of interest. Currently FlowGo circulates the following newsletters:

  o "The Gamer's Daily" - Dedicated to bringing you the latest in gaming news and reviews.
  o  "The Reel Thing" - Your source for everything movie related.
  o  "Sports In Time" - Sports trivia and daily sports headlines.
  o "Saint's And Sinners" - Learn about a mix of saintly personages and detestable scoundrels.
  o  "Night Sights" - Learn about stars, planets, and constellations.
  o  "Word Flex" - Have fun with the meanings and derivations of words.
  o "Joke of the Day" - Everyone loves a laugh. Have a joke emailed to you everyday.
  o  "Recipe-a-Day" - Easy to prepare culinary treats, seven days a week.
  o "Daily Holiday" - Indulge yourself in news things to celebrate each and every day .
  o "Site Update Newsletters" - Receive an update when your favorite eUniverse site is updated.


EXPANSION

         eUniverse intends to continue to expand through acquisitions of content-oriented web sites that have experienced high growth in unique monthly visitors and attractive demographics that cater to specific communities of interest in the music, video and games businesses.

         Concurrently with its acquisition strategy, eUniverse is actively adding to and improving upon the existing content and functionality of its web sites.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES AND ADDRESS, AMONG OTHER THINGS, eUNIVERSE'S BUSINESS STRATEGY,
PROJECTED CAPITAL EXPENDITURES, POSSIBLE BUSINESS RELATIONSHIPS, AND POSSIBLE
EFFECTS OF CHANGES IN GOVERNMENT REGULATION. THESE STATEMENTS MAY BE FOUND UNDER
"RISK FACTORS" AS WELL AS IN THE PROSPECTUS GENERALLY. THESE STATEMENTS RELATE
TO OUR FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS
MAY BE IDENTIFIED BY THE USE OF WORDS, SUCH AS "EXPECTS," "ANTICIPATES,"
"INTENDS," "PLANS," AND SIMILAR EXPRESSIONS. ACTUAL EVENTS OR RESULTS MAY DIFFER
MATERIALLY FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF
VARIOUS FACTORS, INCLUDING THOSE FACTORS DISCUSSED ABOVE AND SET FORTH IN THIS
PROSPECTUS GENERALLY.


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



                              AVAILABLE INFORMATION

         eUniverse has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to eUniverse and its common stock, see the registration statement and the exhibits and schedules thereto. Whenever we make reference in this prospectus to any of our agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual agreement or other document.

         You can read our Commission filings, including this registration statement, through a web browser over the Internet at the Commission's web site at URL:www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facilities in Washington, D.C., New York, NY, and Chicago, IL at 450 Fifth Street, Washington, D.C. 20549, 7 World Trade
Center, Suite 1300, New York, NY 10048, and Citicorp Center, 500 West Madison
Street, Suite 1400, Chicago, Illinois 60661-2511, respectively. You may also obtain copies of the documents at prescribed rates by writing to the Public
Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549.
Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

         eUniverse is subject to the information and periodic reporting requirements of the Securities and Exchange Act and, accordingly, files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference room, and the web site of the Commission referred to above. Our main web site address is www.euniverse.com.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         eUniverse hereby incorporates by reference in this prospectus the following documents:

(1)  eUniverse's Annual Report on Form 10-K, as amended, for the year ended
     March 31, 2000;

(2)  eUniverse's Quarterly Report on Form 10-Q for the quarter ended September
     30, 2000; and

(3) description of the Common Stock which is contained in eUniverse's registration statement on Form 10 filed on June 15, 1999 (Registration No.
     0-26355) and filed under the Exchange Act of 1934, including amendments and reports filed for the purpose of updating such description.

         In addition, all documents filed by eUniverse pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made pursuant to the registration statement shall be deemed to be incorporated by reference into and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or supersedes such statement. Any


                                       13








such statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

         eUniverse will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to the Office of the Secretary, eUniverse, Inc., 101 North Plains
Industrial Road, Wallingford, Connecticut 06492 (telephone number:
203-265-6412).

                                 USE OF PROCEEDS

         Pursuant to the Stock Option Agreement by and between eUniverse and Charles Beilman dated January 26, 2000, as amended, eUniverse will receive 60% of the proceeds from the sale of shares of Common Stock by Charles Beilman under this prospectus up to $100,000.


                              SELLING STOCKHOLDER

         The following table sets forth information regarding the beneficial ownership of eUniverse Common Stock as of November 20, 2000 by Charles Beilman, who acquired shares of Common Stock in connection with eUniverse's acquisition of CD Universe, Inc. from Charles Beilman in April 1999.

         The shares are being registered to permit public secondary trading of these shares. The selling stockholder listed below may, under this prospectus, from time to time offer and sell the number of shares of Common Stock set opposite his name below.




                              Beneficial Ownership                                              Percentage of
                                 of Shares of                                                     Shares
                                Common Stock         Shares to be Sold    Shares Owned After     Owned After
Selling Stockholder            Prior to Offering      in the Offering        the Offering       the Offering
-------------------           --------------------   ------------------   ----- ------------    ---------------
Charles Beilman                    991,667                991,667                0                    0%



                              PLAN OF DISTRIBUTION

         The shares being offered under this prospectus may be sold from time to time by the selling stockholder, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions not on any exchange or established market. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker or dealer as principal and resale by the broker or dealer for its account under this prospectus; (c) an exchange distribution in accordance with the rules of the exchange, (d) orders brokerage transactions and transactions in which the broker solicits purchasers, and (e) negotiated transactions directly with the purchaser. From time to time the selling stockholder may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives of the securities, and may sell and deliver the shares under these transactions.

         The selling stockholder may effect the transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and under these sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling stockholder and/or the purchasers of the shares for whom they may act as agent or to whom they sell shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the shares by the selling stockholder, will be set forth in a supplement to this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any prospectus supplement. Unless this prospectus is accompanied by a prospectus supplement stating otherwise, offers and sales may be made under this prospectus only in ordinary broker's transactions made on the NASDAQ Small Cap Market or any other exchange or market in which the stock is listed in transactions involving ordinary and customary brokerage commissions.

         In affecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholder in amounts to be negotiated immediately prior to the sale. The selling stockholder and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Act and a portion of any proceeds of sales and discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Act.

         In the event the selling stockholder engages an underwriter to sell the shares, to the extent required, a prospectus supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price with any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for eUniverse by Martin, Lucas & Chioffi, LLP, Stamford, Connecticut.

                                     EXPERTS

         The consolidated financial statements of eUniverse and related schedules included and/or incorporated by reference in eUniverse's Annual Report on Form 10-K for the year ended March 31,

2000 and eUniverse's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and incorporated by reference in this prospectus, have been audited by Merdinger, Fruchter, Rosen & Corso, PC, independent auditors, as stated in their reports included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a statement of the expenses to be incurred by eUniverse in connection with the registration of the securities being registered under this registration statement.

                                                                          Amount
                                                                          ------
         Securities and Exchange Commission registration fee              $  725
         Printing fees                                                     2,500
         Legal fees and expenses                                           3,500
         Accounting fees and expenses                                        N/A
         Miscellaneous                                                       -0-
                                                                          ------
         Total                                                            $6,725



Except for the SEC registration fee, all expenses are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY.

NEVADA LAW

         Sections 78.751 et seq. of the Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner which such person believed to be in the best interests of eUniverse. A determination may be made by the stockholders, by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

ARTICLES OF INCORPORATION

         Article Twelfth of the Articles of Incorporation of eUniverse provide as follows with respect to indemnification of Directors and Officers:

         "TWELFTH. INDEMNIFICATION: The corporation shall indemnify and hold harmless the Officers and Directors of the Corporation from any and all liabilities or claims to the fullest extent now, or hereafter from time to time, permitted under the general corporation Law of the state of Nevada."

BYLAWS

         Article XII of the Bylaws of eUniverse provide as follows with respect to indemnification of Officers and Directors:

         "Section 1. Exculpation. No Director or Officer of the Corporation shall be liable for the acts, defaults, or omissions of any other Director or Officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect, or gross negligence.

         "Section 2. Indemnification. Each Director and Officer of the Corporation and each person who shall serve at the Corporation's request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation to the fullest extent permitted from time to time by the Nevada Revised Statutes against all reasonable costs, expenses and liabilities (including reasonable attorneys' fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from any claim, action, suit, proceeding, investigation, or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or Officer of the Corporation or such director or officer of such other corporation, whether or not he continues to be a Director or Officer of the Corporation or a director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation, or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation. As to whether or not a Director or Officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and Officer may conclusively rely upon an opinion of independent legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights which such person may be entitled as a matter of law, and shall inure to his legal representatives' benefit.

         "Section 3. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability by this article XII."

         Provided the terms and conditions of the applicable provisions under Nevada law, eUniverse's Articles of Incorporation and Bylaws are met, officers, directors, employees, and agents of eUniverse may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of eUniverse, eUniverse has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

         We intend to enter into indemnity agreements with each of our directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. In addition, we have obtained directors' and officers' insurance providing indemnification for our directors, officers and certain employees for certain liabilities. We believe that these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

         The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers under these indemnification provisions.

         At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

ITEM 16. EXHIBITS.

Exhibit
Number            Exhibit Title/Description
----------        -------------------------------
5                 Opinion of Martin, Lucas & Chioffi, LLP regarding legality of securities being registered.

10.50             Employment Agreement by and between eUniverse, Inc. and Will Griffin, dated as of September 1, 2000.

23                Consent of Martin, Lucas & Chioffi, LLP (included in Exhibit 5).

24                Power of Attorney included in the signature page of this registration statement.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission under Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on From S-3, Form S-8 or Form F-3, and the information required to be, included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by eUniverse under Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities raising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on December 8, 2000.

                                             eUniverse, Inc.


                                             By: /s/ William R. Wagner
                                                  ------------------------------
                                                  William R. Wagner
                                                  Chief Financial Officer

         The undersigned officers and directors of the registrant hereby severally constitute and appoint Brad D. Greenspan and William R. Wagner, and each of them, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the registration statement on Form S-3 filed herewith and any additional registration statements filed under Rule 462(b) to register additional shares, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 8, 2000.


  /s/ Brad D. Greenspan
------------------------------------------------
Brad D. Greenspan
Chairman of the Board of Directors
(principal executive officer)

   /s/ William R. Wagner
------------------------------------------
William R. Wagner
Chief Financial Officer
(principal financial officer and principal accounting officer)



/s/ Brett Brewer
-------------------------------------
Brett Brewer
Director


-------------------------------------
Daniel Mosher
Director